UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 18, 2017
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 18, 2017, Lennar Corporation (the "Company") held its 2017 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting were as follows:

(1)	The following individuals were elected as directors to serve a one-year term expiring at the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Irving Bolotin	449,583,777	11,978,675	21,200,149
Steven L. Gerard	416,656,430	44,906,022	21,200,149
Theron I. ("Tig") Gilliam	433,497,922	28,064,530	21,200,149
Sherrill W. Hudson	429,045,589	32,516,863	21,200,149
Sidney Lapidus	455,570,558	5,991,894	21,200,149
Teri P. McClure	434,921,573	26,640,879	21,200,149
Stuart A. Miller	457,478,302	4,084,150	21,200,149
Armando Olivera	458,274,256	3,288,196	21,200,149
Donna Shalala	458,219,779	3,342,673	21,200,149
Jeffrey Sonnenfeld	454,898,420	6,664,032	21,200,149

(2)
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2017. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining
478,479,986	3,837,569	445,046

(3)
Stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement dated March 7, 2017 relating to the Company's 2017 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
310,054,196	150,510,553	997,703	21,200,149

(4)
Stockholders approved, on an advisory basis, a frequency of every year for a stockholder vote on the compensation of the Company’s named executive officers. As a result, the Board of Directors has determined that the Company will hold say-on-pay votes every year until the next required advisory vote on the frequency of say-on-pay votes. The results of the vote were as follows:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-votes
455,320,277	85,316	5,726,578	430,281	21,200,149

(5)	Stockholders did not approve a stockholder proposal regarding our common stock voting structure. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
162,077,073	298,867,019	618,360	21,200,149

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2017	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer